Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

OXFORD PARK INCOME FUND, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)	4,587,828	$18.31	$84,003,130.68	0.0001381		$11,600.83				$
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	(2)	415(a)(6)	15,412,172	$26.70	$411,504,992.40		$		N-2	333-268966	04/03/2023		$45,347.85

Total Offering Amounts:							$495,508,123.08			11,600.83
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$11,600.83

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Offering Note(s)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2)	The then-current filing fee rate was $110.2 per $1,000,000.